SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 16, 2012

American Sands Energy Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53167	87-0405708
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

4760 South Highland Drive, Suite 341, Salt Lake City, Utah	84117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 699-3966

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

In response to the disclosure required pursuant to this item, the information set forth in Item 5.02 below is incorporated herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Employment of Andrew Rosenfeld as President

On February 16, 2012, the Board of Directors (the “Board”) of American Sands Energy Corp. (the “Company”) appointed Andrew F. Rosenfeld as President of the Company.  Simultaneously with Mr. Rosenfeld’s appointment, William C. Gibbs resigned from his position as President of the Company but remains Chairman and Chief Executive Officer.

Mr. Rosenfeld, age 49, was employed as owner and principal operating member of C14 Strategy LLC, an energy and chemical advisory consulting firm, from January 2009 until present. From 2009 until 2011 he was employed as a senior energy analyst of Citadel Investment Group, PioneerPath Capital, an institutional money management firm. From 2005 until 2008 he was employed as managing director by Impala Asset Management, an institutional money management firm. Mr. Rosenfeld graduated in 1984 from the Colorado School of Mines with a Bachelor of Science degree in Chemical and Petroleum-Refining Engineering. He received his MBA from The American University, Kogod College of Business with a major in Finance in 1986. Mr. Rosenfeld was chosen to be President of the Company based on his extensive mining resource and business experience.

There are no arrangements or understandings between Mr. Rosenfeld and any other persons pursuant to which Mr. Rosenfeld was named as President of the Company. Mr. Rosenfeld does not have a family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.

On February 16, 2012, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Rosenfeld, pursuant to which Mr. Rosenfeld will serve as the President of the Company. The Employment Agreement is terminable by either party upon 30 days’ notice. Pursuant to the terms of his Employment Agreement, Mr. Rosenfeld will be entitled to a base salary of $240,000 per year. In addition, upon the first successful fundraising by the Company of at least $5,000,000 in equity or convertible securities (the “Financing Event”) by the Company, Mr. Rosenfeld will receive options to purchase 400,000 shares of the Company’s common stock. The options will have a five year term and will be in the standard form of Stock Option Agreement issued by the Company. The options will vest 50% upon the Financing Event and 50% upon the completion of a total of $40,000,000 in equity or debt financing being completed by the Company during the time of Mr. Rosenfeld’s employment. The options will have an exercise price equal to the price per share, or per share equivalent, of the Financing Event. Under his Employment Agreement, Mr. Rosenfeld is entitled to receive an annual bonus of up to $240,000.00, at the discretion of the board, to be paid on or before December 15th of each year. Mr. Rosenfeld will forego his base salary until such time as a Financing Event has been successfully completed. This summary of the Employment Agreement is not complete, and is qualified in its entirety by reference to the full text of the agreement that is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Other than as set forth herein, Mr. Rosenfeld does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K. Mr. Rosenfeld currently has a consulting agreement with LIFE Power & Fuels, LLC, a shareholder of the Company. In addition, the current consulting agreement dated October 1, 2011, between the Company and C14 Strategy (the “Consulting Agreement”), an entity controlled by Mr. Rosenfeld, will remain in force until a Financing Event at which time it will be immediately terminated. Pursuant to the Consulting Agreement, C14 provides assistance with respect to strategic objectives of the Company. As compensation for such services, C14 is paid $10,000 per month. The contract is terminable any time on 60 days’ notice, or by mutual consent. This summary of the Consulting Agreement is not complete, and is qualified in its entirety by reference to the full text of the agreement that is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Appointment and Employment of Daniel F. Carlson as CFO and Treasurer

Also on February 16, 2012, the Board appointed Daniel F. Carlson, one of the Company’s directors, as Chief Financial Officer (“CFO”) and Treasurer of the Company.  Simultaneously with Mr. Carlson’s appointment, William C. Gibbs resigned from his position as Treasurer of the Company. Mr. Carlson, who has served as a director of the Company since April 4, 2011, will remain a director of the Company and will be the Company’s principal financial officer.

Since May 2010, Mr. Carlson has also served as a director of Colombia Energy Resources, Inc., a reporting company engaged in coal mining operations. Mr. Carlson has also served as the Chief Financial Officer for LIFE Power & Fuels LLC, a development stage company proposing to develop clean energy products worldwide, since 2009.  Mr. Carlson served as a Managing Director of European American Equities, Inc., a registered broker-dealer, from January 2009 until June, 2010.  Prior to joining European American Equities, Inc., Mr. Carlson was employed by Primary Capital from October 2006 until December 2008, as Head of Institutional Sales, where he focused on reverse merger and PIPE transactions in the United States for Chinese companies.  Mr. Carlson currently serves on the board of directors of China Precision Steel, Inc., a NASDAQ-listed Chinese steel processor. Previously, Mr. Carlson was a Managing Director at BayStar Capital, a leading hedge fund in the PIPE space, where he was Head of Trading from 2004 through 2006; he was head of trading at both Husic Capital and Coyote Capital between 2002 and 2004; he was the Head of Trading/Analyst at Azure Capital Partners, a Venture Capital/Crossover fund investing in the technology industry from 2000 through 2002; and, from 1995 until 2000, he was a Senior Trader for RCM Capital Management, a 50+ billion dollar asset management firm, where he specialized in trading small cap securities.  Mr. Carlson holds a Bachelor of Arts degree in Economics from Tufts University achieved in 1989. . Mr. Rosenfeld was chosen to be President of the Company based on his extensive mining resource and business experience.

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There are no arrangements or understandings between Mr. Carlson and any other persons pursuant to which Mr. Carlson was named as CFO and Treasurer of the Company. Mr. Carlson does not have a family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.

On February 16, 2012, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Carlson, pursuant to which Mr. Carlson shall serve as the CFO of the Company. The Employment Agreement is terminable by either party upon 30 days’ notice. Pursuant to the terms of his Employment Agreement, Mr. Carlson will be entitled to a base salary of $120,000 per year. In addition, upon the completion of a Financing Event by the Company, Mr. Carlson will receive options to purchase 200,000 shares of the Company’s common stock. The options will have a five year term and will be in the standard form of Stock Option Agreement issued by the Company. The options will vest 50% upon the Financing Event and 50% upon the completion of a total of $40,000,000 in equity or debt financing being completed by the Company during the time of Mr. Carlson’s employment. The options will have an exercise price equal to the price per share, or per share equivalent, of the Financing Event. Under his Employment Agreement, Mr. Carlson is entitled to receive an annual bonus of up to $120,000.00, at the discretion of the Board, to be paid on or before December 15th of each year. Mr. Carlson will forego his base salary until such time as a Financing Event has been successfully completed. This summary of the Employment Agreement is not complete, and is qualified in its entirety by reference to the full text of the agreement that is attached as Exhibit 99.3 to this Current Report on Form 8-K.

Mr. Carlson does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Committee Assignments

On February 16, 2012, the Board appointed directors to serve on the standing committees of the Board. The following table sets forth the specific assignments, including the director to serve as the chair of each committee:

Audit Committee:	Edward P. Mooney, Chair

Barry Larson

Mark F. Lindsey

Compensation Committee:	Barry Larson, Chair

Mark F. Lindsey

Gayle McKeachnie

Nominating/Governance Committee:	Gayle McKeachnie, Chair

Justin R. Swift

Edward P. Mooney

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 16, 2012, the Board amended the bylaws of the Company to provide for the separate offices of Chief Executive Officer, President and Chief Financial Officer. Section 5.1 of the bylaws was amended to reflect these newly designated offices, new Sections 5.3, 5.4, and 5.5 were added in place of current Section 5.3 to describe the separate duties of the Chief Executive Officer, the President, and the Chief Financial Officer, and existing Sections 5.4 through and including Section 5.9 were renumbered accordingly. Set forth below are the material changes to the bylaws with the changes designated in italics:

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Section 5.1 Generally; Term; Resignation

The officers of the Corporation shall consist of a chief executive officer, a president, a chief financial officer, one or more vice-presidents, a secretary, a treasurer and such other subordinate officers as may from time to time be appointed by the Board of Directors. The Corporation may also have a chairman of the board who shall be elected by the Board of Directors and who shall be an officer of the Corporation. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person. The resignation of an officer shall be in writing and shall be effective the later of the time designated in the resignation or as provided in Section 3.1 above; provided that the resignation of the president shall be made to a vice-president or any other designated party, except the president.

Section 5.3. Chief Executive Officer.

The Chief Executive Officer shall have general charge of the business and affairs of the Corporation. The Chief Executive Officer may perform such acts, not inconsistent with the applicable law or the provisions of these bylaws, usually performed by the principal executive officer of a corporation and may sign and execute all authorized notes, bonds, contracts and other obligations in the name of the Corporation. The Chief Executive Officer shall have such other powers and perform such other duties as the Board of Directors shall designate or as may be provided by applicable law or elsewhere in these bylaws.

Section 5.4. President.

The President shall have responsibility for the day-to-day operations of the business of the Corporation and shall report to the Chief Executive Officer. If no Chief Executive Officer is appointed or elected by the Board, the President shall also be the Chief Executive Officer. The President may perform such acts, not inconsistent with the applicable law or the provisions of these bylaws, usually performed by the chief operating officer of a corporation and may sign and execute all authorized notes, bonds, contracts and other obligations in the name of the Corporation. The President shall have such other powers and perform such other duties as the Board of Directors shall designate or as may be provided by applicable law or elsewhere in these bylaws, and in the event of the disability or death of the Chief Executive Officer, he shall perform the duties of the Chief Executive Officer unless and until a new Chief Executive Officer is elected by the directors.

Section 5.5. Chief Financial Officer.

The Chief Financial Officer of the Corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The Chief Financial Officer shall be responsible to design internal control over financial reporting by the Corporation, or cause such internal control over financial reporting to be designed under his supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The books of account shall at all reasonable times be open to inspection by any director for a purpose reasonably related to his position as a director. The Chief Financial Officer shall render to the Chief Executive Officer and Board of Directors, whenever they may request it, an account of the transactions of the Corporation and of the financial condition of the Corporation. The Chief Financial Officer shall have such other powers and perform such other duties as the Board of Directors shall designate or as may be provided by applicable law or elsewhere in these bylaws.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.2	Bylaws, as amended February 16, 2012

99.1	Employment Agreement dated February 16, 2012, with Andrew F. Rosenfeld

99.2	Consulting Agreement dated October 1, 2011, with Andrew Rosenfeld

99.3	Employment Agreement dated February 16, 2012, with Daniel F. Carlson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Sands Energy Corp.

Date: February 22, 2012	By	/s/ William C. Gibbs
William C. Gibbs, Chief Executive Officer

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